     Exhibit 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the accompanying Quarterly Report on Form 10-Q (the “Report”) of Metropolitan Mortgage & Securities Co., Inc. (the “Company”) for the quarter ended June 30, 2003, I, C. Paul Sandifur, Jr., Chief Executive Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ C. Paul Sandifur, Jr.

C. Paul Sandifur, Jr. Title: Chief Executive Officer

Metropolitan Mortgage & Securities Co., Inc.

Date: August 14, 2003